Exhibit 10.35

ENERGY & EXPLORATION PARTNERS, INC.

2012 STOCK INCENTIVE PLAN

FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT

THIS FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT, dated as of November 16, 2012 (the “Amendment”), is made by and between Energy & Exploration Partners, Inc., a Delaware corporation (the “Company”), and David Patty (the “Participant”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Agreement (as defined below).

R E C I T A L S:

WHEREAS, the Company adopted the Energy & Exploration Partners, Inc. 2012 Stock Incentive Plan (the “Plan”) pursuant to which awards of Restricted Stock of the Company may be granted; and

WHEREAS, the Company and the Participant entered into a Restricted Stock Award Agreement on August 22, 2012 (“the Agreement”); and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to enter into this Amendment with the Participant in recognition of the Participant’s services to the Company and to align the Participant’s and Company’s interests, subject to the terms set forth herein.

NOW, THEREFORE, in consideration for the services rendered by the Participant to the Company and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Vesting. The last three sentences in Section 4 shall be deleted in its entirety and replaced with the following:

“The first Vesting Date shall be the earlier of (i) January 1, 2014, or (ii) an IPO. If the first Vesting Date is an IPO then the second Vesting Date shall be January 1, 2014, and the third Vesting Date shall be June 30, 2014. If the first Vesting Date is January 1, 2014, then the second Vesting Date is June 30, 2014. If the first Vesting Date is an IPO then (i) on the first Vesting Date the restrictions described in Section 3 in the Agreement will lapse with respect to fifty percent (50%) of the Restricted Shares, (ii) on the second Vesting Date the restrictions in Section 3 in the Agreement will lapse with respect to twenty-five (25%) of the Restricted Shares and (iii) on the third Vesting Date the restrictions in Section 3 in the Agreement will lapse with respect to twenty-five (25%) of the Restricted Shares. If the first Vesting Date is January 1, 2014 then (i) on the first Vesting Date the restrictions in Section 3 in the Agreement will lapse with respect to seventy-five (75%) of the Restricted Shares and (ii) on the second Vesting Date the restrictions in Section 3 in the Agreement will lapse with respect to twenty-five (25%) of the Restricted Shares.”

2. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

3. Severability. Every provision of this Amendment is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

4. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Amendment.

5. Signature in Counterparts. This Amendment may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day first written above.

ENERGY & EXPLORATION PARTNERS, INC.

By:	/s/ Hunt Pettit
Name:	Hunt Pettit
Title:	President and Chief Executive Officer

The undersigned hereby accepts the terms of this Amendment.

/s/ David Patty
David Patty

Signature Page to First Amendment to Restricted Stock Award Agreement